UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2006
WHITEHALL JEWELLERS, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-15615 (Commission File Number)	36-1433610 (IRS Employer Identification No.)

155 North Wacker Drive, Suite 500, Chicago, Illinois (Address of Principal Executive Offices)	60606 (Zip Code)
Registrant’s Telephone Number, Including Area Code: 312-782-6800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     Late on January 5, 2006, Newcastle Partners, L.P. filed an Amendment No. 5 to its Tender Offer Statement on Schedule TO to disclose that it had filed a complaint (the “Complaint”) with the United States District Court for the Southern District of New York against Whitehall Jewellers, Inc. (the “Company”) and Prentice Capital Management, L.P. and Holtzman Opportunity Fund, L.P. (the “Investors”) arising in connection with various financing transactions that the Company has entered into with the Investors. In general, the Complaint alleges that the Company and the Investors have engaged in a series of violations of the federal securities laws, including violations of tender offer rules and regulations. For the Company specifically, the Complaint alleges the Company (i) violated Delaware corporate law by favoring the Investors for the refinancing of the Company’s credit debt, (ii) falsified its proxy statement for asserting that a majority vote is sufficient to approve the Company’s reverse stock split of its capital stock, and (iii) violated the federal proxy laws by failing to disclose the alleged activities of the Investors. Newcastle is seeking declaratory and injunctive relief. The Company intends to vigorously defend the litigation.
     On January 10, 2006, the Company set a date of January 20, 2006 as the record date for the one for two reverse stock split to be effected in connection with the various financing transactions that the Company has entered into with the Investors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITEHALL JEWELLERS, INC. (Registrant)
By:	/s/ John R. Desjardins
John R. Desjardins
Executive Vice President and Chief Financial Officer

Date: January 10, 2006